As filed with the Securities and Exchange Commission on December 11, 2025

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Augusta SpinCo Corporation

(Exact name of registrant as specified in its charter)

Delaware	39-4076868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

(201) 847-6800

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 incorporates by reference information contained in (a) the proxy statement/prospectus statement of Waters Corporation (“Waters”) filed as Exhibit 99.1 hereto, which is serving as an information statement for SpinCo (the “Information Statement”), (b) the Annual Report on Form 10-K of Waters for the fiscal year ended December 31, 2024 filed as Exhibit 99.2 hereto (the “Form 10-K”), (c) the Quarterly Report on Form 10-Q of Waters for the quarterly period ended March 29, 2025, filed as Exhibit 99.3 hereto (the “Q1 2025 Form 10-Q”), (d) the Quarterly Report on Form 10-Q of Waters for the quarterly period ended June 28, 2025, filed as Exhibit 99.4 hereto (the “Q2 2025 Form 10-Q” ), (e) the Quarterly Report on Form 10-Q of Waters for the quarterly period ended September 27, 2025, filed as Exhibit 99.5 hereto (the “Q3 2025 Form 10-Q” and together with the Q1 2025 Form 10-Q and the Q2 2025 Form 10-Q, the “Form 10-Qs”) and (f) the definitive proxy statement on Schedule 14A of Waters for its 2025 annual meeting of shareholders filed as Exhibit 99.6 hereto (the “Waters Proxy Statement”), which includes the information referenced in Part III of the Form 10-K filed as Exhibit 99.2 hereto. None of the information contained in the Information Statement, the Form 10-K, the Form 10-Qs or the Waters Proxy Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections “Summary—Information about the Companies,” “Information about Waters,” “Information about BD,” “Information about the BDS Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the BDS Business” of the Information Statement, Items 1 and 7 of the Form 10-K and Part I, Item 2 of the Form 10-Qs. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections “Summary—Risk Factors” and “Risk Factors” of the Information Statement, Item 1A of the Form 10-K and Part II, Item 1A of the Form 10-Qs. Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections “Summary—Debt Financing,” “Historical Market Price Data and Dividend Information for Waters,” “Historical Market Price Data and Dividend Information for SpinCo,” “The Transaction Agreements—Debt Financing,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the BDS Business,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Combined Financial Statements” of the Information Statement, Items 7 and 7A of the Form 10-K, and Part I, Items 2 and 3 of the Form 10-Qs. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Information About the BDS Business—Properties” of the Information Statement and Item 2 of the Form 10-K. Those sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “The Special Meeting—Certain Ownership of Waters Common Stock” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections “Summary—Board of Directors and Management of Waters Following the Merger” and “Information About Waters—Directors and Executive Officers of Waters” of the Information Statement. Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections “Summary—Interests of Directors and Executive Officers in the Merger,” “Summary—Effects of the Distributions and the Merger on BD Equity Awards/Plans,” “The Transactions—Interests of Directors and Executive Officers in the Merger,” “Additional Agreements Related to the Separation, the Distribution and the Merger—Employee Matters Agreement—Treatment of Equity Incentive Awards” and “Information About Waters—Compensation of Waters’ Directors and Executive Officers” of the Information Statement, and the sections “Corporate Governance” and “Compensation of Directors and Executive Officers” of the Waters Proxy Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Summary—Interests of Directors and Executive Officers in the Merger,” “The Transactions—Interests of Directors and Executive Officers in the Merger,” “Information About Waters—Directors and Executive Officers of Waters” and “Certain Relationships and Related Person Transactions” of the Information Statement, and the sections “Corporate Governance” and “Related Party Transactions Policy” of the Waters Proxy Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section “Information About the BDS Business—Legal Proceedings” of the Information Statement, Item 3 of the Form 10-K and Part II, Item 1 of the Form 10-Qs. Those sections are incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Summary—Interests of Directors and Executive Officers in the Merger,” “Summary—Effects of the Distributions and the Merger on BD Equity Awards/Plans,” “Historical Market Price Data and Dividend Information for Waters,” “Historical Market Price Data and Dividend Information for SpinCo,” “The Transactions—Trading Markets,” “The Transactions—Interests of Directors and Executive Officers in the Merger,” “Additional Agreements Related to the Separation, the Distribution and the Merger—Employee Matters Agreement—Treatment of Equity Incentive Awards,” “Description of Capital Stock of Waters and the Combined Company,” “Description of SpinCo Common Stock” and “Comparison of Shareholders’ Rights” of the Information Statement, Item 5 and Item 12 of the Form 10-K and the sections “Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management” of the Waters Proxy Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

On June 17, 2025, Augusta SpinCo Corporation issued 1,000 shares of its common stock to Becton, Dickinson and Company pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Augusta SpinCo Corporation did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections “Description of Capital Stock of Waters and the Combined Company,” “Description of SpinCo Common Stock” and “Comparison of Shareholders’ Rights” of the Information Statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Indemnification of Directors and Officers ” of Part II of the Information Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section “Index to Combined Financial Statements” and the financial statements referenced therein beginning on page F-1 of the Information Statement, Item 8 of the Form 10-K and Part I, Item 1 of the Form 10-Qs. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section “Index to Combined Financial Statements” and the financial statements referenced therein beginning on page F-1 of the Information Statement, Item 8 of the Form 10-K and Part I Item 1 of the Form 10-Qs. Those sections are incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Separation Agreement, dated as of July 13, 2025, by and among Waters Corporation, Becton, Dickinson and Company and Augusta SpinCo Corporation (incorporated by reference to Exhibit 2.1 to Waters Corporation’s Current Report on Form 8-K filed on July 14, 2025 (File No. 001-14010))†

2.2	Agreement and Plan of Merger, dated as of July 13, 2025, by and among Waters Corporation, Becton, Dickinson and Company, Beta Merger Sub, Inc. and Augusta SpinCo Corporation (incorporated by reference to Exhibit 2.2 to Waters Corporation’s Current Report on Form 8-K filed on July 14, 2025 (File No. 001-14010))†

3.1	Certificate of Incorporation of Augusta SpinCo Corporation

3.2	Bylaws of Augusta SpinCo Corporation

10.1	Form of Transition Services Agreement†

10.2	Form of Tax Matters Agreement†

10.3	Form of Intellectual Property Matters Agreement†

Exhibit Number	Exhibit Description

10.4	Form of Employee Matters Agreement†

21.1	List of Subsidiaries of Augusta SpinCo Corporation*

99.1	Proxy Statement/Prospectus of Waters Corporation

99.2	Annual Report on Form 10-K of Waters Corporation for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 25, 2025, which is incorporated by reference herein. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are not included in Exhibit 99.2.

99.3	Quarterly Report on Form 10-Q of Waters Corporation for the quarterly period ended March 29, 2025 filed with the Securities and Exchange Commission on May 6, 2025, which is incorporated by reference herein. Exhibits to the Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2025 are not included in Exhibit 99.3.

99.4	Quarterly Report on Form 10-Q of Waters Corporation for the quarterly period ended June 28, 2025 filed with the Securities and Exchange Commission on August 4, 2025, which is incorporated by reference herein. Exhibits to the Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2025 are not included in Exhibit 99.4.

99.5	Quarterly Report on Form 10-Q of Waters Corporation for the quarterly period ended September 27, 2025 filed with the Securities and Exchange Commission on November 4, 2025, which is incorporated by reference herein. Exhibits to the Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2025 are not included in Exhibit 99.5.

99.6	Definitive Proxy Statement on Schedule 14A of Waters Corporation filed with the Securities and Exchange Commission on April 9, 2025, which is incorporated by reference herein.

*	To be filed by amendment.
†

Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Items 601(a)(5) and/or 601(b)(2) of Regulation S-K. Augusta SpinCo Corporation agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Augusta SpinCo Corporation

By:	/s/ Stephanie M. Kelly
Name: Stephanie M. Kelly Title: Vice President and Secretary

Date: December 11, 2025

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